ID Research Pty Ltd Acquires License from Smart Glass Company
Research Frontiers to Produce SPD-Smart Light Control Film and SPD-Smart Architectural Products


Ballarat, Victoria, Australia and Woodbury, New York (February 16, 2010)- ID Research Pty Ltd (IDR) (the parent company of iGlass Pty Limited, also developer and licensor of iGlass(tm)) acquired a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of patented VaryFast(tm) SPD-Smart(tm) light-control film technology. The non-exclusive license grants iGlass the worldwide right to manufacture and sell SPD emulsion and film to end-product licensees of Research Frontiers, and also grants iGlass the right to manufacture and sell SPD-Smart architectural end-products in Australia, New Zealand and South Africa.

This license provides for a 15% royalty to Research Frontiers on sales of licensed SPD-Smart architectural products including windows, doors, skylights, atria, partitions and curtainwalls. The minimum annual royalties and other license terms were not disclosed.

The license follows a $1.5 million grant to iGlass from the Government of Victoria's Science Agenda (VSA) Investment Fund for "Electro Responsive Material Coatings for Switchable Automotive Tinted Glass." In discussing this and other productivity and sustainability projects funded by the VSA, Acting Innovation Minister Tim Holding noted, "We are committed to supporting and encouraging innovation that drives Victoria's economy. Through the $145 million VSA, we're investing in projects that boost the state's capacity to turn new ideas and technologies into valued products, services and solutions."

SPD-SmartGlass transforms widely used products-windows, sunroofs and more-into products that instantly and precisely control the amount of light, glare and heat entering a room or vehicle. SPD-SmartGlass is tunable to an infinite number of light transmission states regardless of window size, and it easily accommodates individual shading and privacy preferences using control devices ranging from basic dimmer switches to those integrated into intelligent control systems used in buildings or vehicles.

SPD technology is exceptionally adaptable and can address many of the most complex light-control needs. SPD-Smart products can be produced in flat or curved configurations, with glass or lightweight plastic as their substrates, and in standard or custom shapes. They are available today for new, replacement and retrofit projects. These unequalled performance characteristics offer users a distinctive combination of sophisticated elegance, increased security, noise reduction, protection from harmful ultraviolet light, and increased energy efficiency through daylight harvesting and control over solar heat gain.

"We have been closely connected to the smart glass industry for the last 7 years because iGlass is a manufacturer of polymer dispersed liquid crystal
(PDLC) film," commented Dr. Johnny Pak, CEO of iGlass. "We are seeing substantial interest for smart glass products that offer rapidly adjustable shading and flexibility in terms of products designs - characteristics that are uniquely met with Research Frontiers' SPD technology. As a result of this, last year we began our development work using SPD emulsion purchased from Research Frontiers licensee DIC Corporation in Japan, and are now on an aggressive timetable to begin production as soon as possible."

Dr. Pak continued: "We have also been working directly with customers, including those in the automotive industry, and received an investment of $1.5 million from the Government of Victoria to upgrade and modify our factory to produce SPD light-control film. We also recently signed an international distribution agreement that greatly increases the scope of our sales and customer support system in Europe and North America. We're very excited to leverage our production expertise and expanded distribution network to satisfy the growing customer-driven demand we are witnessing for SPD technology."

"The addition of iGlass to the SPD infrastructure extends the trend of organizations with global reach devoting substantial resources to the emerging SPD industry," noted Joseph M. Harary, President and CEO of
Research Frontiers Inc. "iGlass is highly regarded internationally, and its products are already being used by some of our licensees. With the addition of iGlass as an SPD-Smart light control film producer, they join current film supplying licensees Hitachi Chemical in Japan, and Isoclima in Italy. They also can service the growing number of requests for SPD-Smart end-products that we have been receiving from their home country of Australia, as well as neighboring New Zealand and South Africa. We are very pleased that they have the support of the Government of Victoria and heartily welcome them to the growing family of Research Frontiers licensees."

About ID Research Pty Ltd. ("iGlass")

iGlass is a manufacturer of "smart" films, and end-products using those films. Headquartered in Ballarat, Victoria (Australia), the company currently produces polymer dispersed liquid crystal (PDLC) film and finished PDLC products for customers in most of the world's developed regions. Existing applications of iGlass products include architectural, automotive, transportation, marine and other uses such as media. Additional information about iGlass is available at http://www.iglass.biz and www.iglass-usa.com.

About SPD Technology and Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast SPD-Smart controllable glass and plastic products. Benefits include dynamic control of light, glare and heat passing through many types of glazings, noise reduction, greater security due to both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation. SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This patented film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Current product applications for SPD technology include: SPD-Smart windows, sunshades, skylights, atria, curtainwalls and interior partitions for homes and buildings; automotive windows, sunroofs, roof systems, sunvisors and sunshades; and aircraft and marine windows and window shades. Potential future applications include: eyewear products including sunglasses, ski goggles and motorcycle helmets, mirrors; flat panel displays for electronic products; and light-control filters for various industrial and consumer applications.

SPD-Smart film technology was awarded the "Best of What's New Award" for home technology from Popular Science magazine, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 37 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward- looking statements should be considered accordingly. SPD-Smart(tm), SPD-SmartGlass(tm), SmartGlass(tm), VaryFast(tm), Speed Matters(tm), Powered by SPD(tm), SG Enabled(tm), SPD Clean Technology(tm), SPD On-Board(tm), Visit SmartGlass.com - to change your view of the world(tm) and The View of the Future - Everywhere You Look(tm) are trademarks of
Research Frontiers Inc.

For further information, please contact:

Research Frontiers Inc.
Gregory M. Sottile, Ph.D.
Director of Market Development
(516) 364-1902
Info@SmartGlass.com

iGlass Pty Limited
Johnny Pak
Chief Executive Officer
(61) 3 5330 3025
jpak@iglass.biz